UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2021

BROOKFIELD REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-255557	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Vesey Street, 15th Floor, New York, New York	10281
(Address of principal executive offices)	(Zip Code)

(212) 417-7000

(Registrant’s telephone number, including area code)

Oaktree Real Estate Income Trust, Inc.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Brookfield Real Estate Income Trust Inc. (the “Company”) entered into an adviser transition agreement, dated July 15, 2021 (the “Adviser Transition Agreement”), with Oaktree Fund Advisors, LLC (the “Oaktree Adviser”) and Brookfield REIT Adviser LLC (the “Adviser”), an affiliate of Brookfield Asset Management Inc. (together with its affiliates, “Brookfield”). Pursuant to the terms of the Adviser Transition Agreement, upon the Securities and Exchange Commission (the “SEC”) declaring effective the Company’s registration statement on Form S-11 (File No. 333-255557) (the “Registration Statement”) for its follow-on public offering (the “Follow-on Offering”) on November 2, 2021, the Company, among other things, (i) accepted the resignation of the Oaktree Adviser as its external adviser under the prior advisory agreement, dated April 11, 2018 (the “Prior Advisory Agreement”), between the Company and the Oaktree Adviser, and (ii) entered into a new advisory agreement (the “Advisory Agreement”), by and among the Company, Brookfield REIT Operating Partnership L.P. (the “Operating Partnership”) and the Adviser (together, with the related transactions authorized by the Company’s board of directors or otherwise completed in connection with the Company’s entry into the Adviser Transition Agreement, referred to collectively as the “Adviser Transition”).

A summary of the material transactions and actions completed in connection with the Adviser Transition are set forth below:

Advisory Agreement

On November 2, 2021, the Company entered into the Advisory Agreement. The terms of the Advisory Agreement are generally consistent with the Prior Advisory Agreement, except that (i) the monthly management fee payable to the Adviser is equal 1.25% per annum of the net asset value (“NAV”) for the Company’s Class T, Class S, Class D, Class I and Class C shares of common stock (the Company will not pay the Adviser a management fee with respect to the Class E Shares (as defined below)), (ii) the performance fee previously payable to the Oaktree Adviser under the Prior Advisory Agreement is replaced with a performance participation interest in the Operating Partnership held by Brookfield REIT OP Special Limited Partner L.P., a Delaware limited partnership and an indirect subsidiary of Brookfield (the “Special Limited Partner”) and (iii) the Adviser is entitled to reimbursement for administrative service expenses paid on the Company’s behalf.

A copy of the Advisory Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Dealer Manager Agreement

On November 2, 2021, the Company entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Brookfield Oaktree Wealth Solutions, LLC (“BOWS”), an affiliate of Brookfield and the Adviser, pursuant to which BOWS will serve as the dealer manager for the Follow-on Offering. The New Dealer Manager Agreement is generally consistent with the Prior Dealer Manager Agreement (as defined below).

A copy of the Dealer Manager Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Amended and Restated Limited Partnership Agreement of the Operating Partnership

On November 2, 2021, the Operating Partnership entered into that Second Amended and Restated Limited Partnership Agreement, by and among Brookfield REIT OP GP LLC, a wholly-owned subsidiary of the Company, as the general partner, Oaktree Real Estate Income Trust MGR, LLC, a Delaware limited liability company, for the limited purpose of withdrawing as the general partner, the Company, as limited partner, the Special Limited Partner, and the other limited partners party thereto from time to time, which completed the Company’s UPREIT conversion. The Company is now structured as an “Umbrella Partnership Real Estate Investment Trust,” which means that it owns substantially all of its assets through the Operating Partnership.

A copy of the Amended and Restated Limited Partnership Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Option Investments Sub-Advisory Agreement

On November 2, 2021, the Company entered into a sub-advisory agreement (the “Option Investments Sub-Advisory Agreement”), by and among the Company, the Adviser, the Operating Partnership and the Oaktree Adviser, pursuant to which the Oaktree Adviser will manage certain of the Company’s real estate properties (the “Equity Option Investments”) and real estate-related debt investments (the “Debt Option Investments” and, together with the Equity Option Investments, the “Oaktree Option Investments”) that the Company acquired prior to entering into the Adviser Transition Agreement. The fees paid to the Oaktree Adviser pursuant to the Option Investments Sub-Advisory Agreement will not be paid by the Company, but will instead be paid by the Adviser out of the management fee that the Company pays to the Adviser and the performance participation interest the Operating Partnership pays to the Special Limited Partner.

A copy of the Option Investments Sub-Advisory Agreement is attached hereto as 10.3 and incorporated herein by reference.

Option Investments Purchase Agreement

On November 2, 2021, the Company entered into an Option Investments Purchase Agreement, by and among the Company, the Operating Partnership, the Adviser and the Oaktree Adviser, pursuant to which the Oaktree Adviser or its affiliate will have the right to purchase the Operating Partnership’s entire interest in all of the Equity Option Investments or all of the Debt Option Investments, or both, for a period of 12 months following the earlier of (i) May 2, 2023 and (ii) the date on which the Company notifies the Oaktree Adviser that it has issued in the aggregate $1 billion of its common stock to non-affiliates pursuant to the Follow-on Offering, at a price equal to the fair value of the applicable Oaktree Option Investments, as determined in connection with the Company’s most recently determined NAV immediately prior to the closing of such purchase.

A copy of the Option Investments Purchase Agreement is attached hereto as 10.4 and incorporated herein by reference.

License Agreement

On November 2, 2021, the Company entered into a licensing agreement (the “License Agreement”), with Brookfield Office Properties Inc. a subsidiary of Brookfield (the “Licensor”), pursuant to which it has granted the Company a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “Brookfield Real Estate Income Trust Inc.” Under this License Agreement, the Company has a right to use this name for so long as the Adviser (or another affiliate of the Licensor) serves as the Company’s adviser (or another advisory entity) and the Adviser remains an affiliate of the Licensor under the License Agreement. The License Agreement may also be earlier terminated by either party as a result of certain breaches or for convenience upon 90 days’ prior written notice, provided that upon notification of such termination by us, the Licensor may elect to effect termination of the License Agreement immediately at any time after 30 days from the date of such notification.

A copy of the License Agreement is attached hereto as 10.5 and incorporated herein by reference.

Credit Agreement

On November 2, 2021, the Company entered into a line of credit with Brookfield US Holdings Inc., an affiliate of Brookfield (the “Brookfield Lender”), providing for a discretionary, unsecured, uncommitted credit facility in a maximum aggregate principal amount of $125 million (the “Brookfield Line of Credit”). The Credit Agreement has a one-year term, subject to one-year extension options requiring approval of the Brookfield Lender. Borrowings under the Credit Agreement will bear interest at a rate of the lowest then-current rate for any similar credit product offered by a third-party lender to the Company, or, if no such rate is available, LIBOR plus 2.25%.

A copy of the Credit Agreement is attached hereto as 10.6 and incorporated herein by reference.

Brookfield Portfolio Contributions

On November 2, 2021, Brookfield contributed its interests in certain real estate property investments (collectively, the “Brookfield Portfolio”) to the Operating Partnership in exchange for (a) shares of the Company’s common stock and partnership units in the Operating Partnership (“Operating Partnership Units”) and (b) the assumption of certain property-level debt related to the Brookfield Portfolio, equal to the appraised value of the contributions as of a current date prior to the closing of the contributions. The Brookfield Portfolio is described below:

Principal Place

On November 2, 2021, the Company entered into that certain Contribution Agreement (this “PP Contribution Agreement”), by and among BUSI II-C L.P., a Delaware limited partnership, and the Operating Partnership, in the presence of Brookfield REIT Lux S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), pursuant to which the Company acquired a 20% ownership interest in Principal Place, an office asset located in London, United Kingdom through an indirect interest in the joint venture that owns the property (the “Principal Place Acquisition”). The purchase price was calculated using the GBP to USD exchange rate as of November 2, 2021. The total consideration paid to Brookfield was $99.8 million, comprised of the issuance of $74.8 million of Class E Operating Partnership units and the issuance of $25.0 million of Class E Shares.

Domain and The Burnham

On November 2, 2021, the Operating Partnership entered into that certain Contribution Agreement, (the “Multifamily Contribution Agreement”), by and among BOP Nest Domain JV LLC, a Delaware limited liability company, BOP Nest Nashville JV LLC, a Delaware limited liability company, BOP Nest Domain LLC, a Delaware limited liability company, and BOP Nest Nashville LLC, a Delaware limited liability company, pursuant to which the Company acquired (i) a 100% ownership interest in Domain, a 324-unit apartment building in Kissimmee, Florida, for $74.1 million (exclusive of closing costs and other prorations), comprised of an assumption of $48.7 million of property-level debt and the issuance to Brookfield of Class E Operating Partnership units with an aggregate value of $26.8 million, and (ii) a 100% ownership interest in The Burnham, a 328-unit apartment building in Nashville, Tennessee, for $129.0 million (exclusive of closing costs and other prorations), comprised of an assumption of $83.9 million of property-level debt and the issuance to the Brookfield of Class E Operating Partnership units with an aggregate value of $46.7 million.

Copies of the PP Contribution Agreement and the Multifamily Contribution Agreement are attached hereto as Exhibits 10.7 and 10.8, respectively, and incorporated by reference.

The foregoing descriptions are a summary of terms of the agreements and do not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing descriptions are qualified in their entirety by reference to the full text of the applicable agreement, which are included as exhibits to this Current Report on Form 8-K (the “Current Report”).

Item 1.02 Termination of a Material Definitive Agreement.

Advisory Termination Agreement

In connection with the Adviser Transition, the Company and the Oaktree Adviser entered into that certain Termination Agreement, dated November 2, 2021, pursuant to which the Oaktree Adviser resigned as the investment adviser under Prior Advisory Agreement and the Company accepted such resignation, and the parties agreed to terminate the Prior Advisory Agreement, without payment of any penalty. The Company and Oaktree Adviser agreed that the Oaktree Adviser was entitled to a prorated management fee and performance fee (as defined in the Prior Advisory Agreement) through the date of termination.

Dealer Manager Termination Agreement

In connection with the Adviser Transition, the Company and Independent Brokerage Solutions LLC (formerly, SDDco Brokerage Advisors, LLC) (the “Former Dealer Manager”) entered into that certain Termination Agreement, dated November 2, 2021, pursuant to which the parties agreed to terminate that certain Amended and Restated Dealer Manager Agreement, dated February 5, 2019, by and between the Company and the Former Dealer Manager (the “Prior Dealer Manager Agreement”), without payment of any penalty.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Brookfield Portfolio Acquisition

In connection with the Adviser Transition, on November 2, 2021, the Company completed the acquisition of the Brookfield Portfolio. The information set forth above under Item 1.01 relating to the Company’s acquisition the Brookfield Portfolio is hereby incorporated by reference into this Item 2.01.

Ezlyn Disposition

In connection with Adviser Transition, on November 2, 2021, the Company sold (the “Ezlyn Disposition”) its 90% interest in the joint venture with Holland Partner Group (the “Ezlyn Joint Venture”), which owns a fee simple interest in a multifamily asset located in Westminster, Colorado (“Ezlyn”), to OP/Oaktree Ezlyn JV, LLC, a Delaware limited liability company and an affiliate of Oaktree (“Buyer LLC”), pursuant to a membership interest purchase agreement (the “Ezlyn Purchase Agreement”). In consideration for the Ezlyn Disposition, the Company received aggregate consideration equal to approximately $42.4 million, payable in (a) approximately $8.6 million in cash and (b) a preferred membership interest in Buyer LLC with an aggregate liquidation preference equal to approximately $33.8 million (subject to certain prorations as of the closing date). An affiliate of Oaktree (the “Ezlyn Manager”) owns 100% of the outstanding common membership interest in and acts as the manager of Buyer LLC, which entitles it to manage the day-to-day affairs of Buyer LLC subject only to the Company’s consent with respect to certain major decisions as set forth in the limited liability company agreement of Buyer LLC. The Company’s preferred membership interest in Buyer LLC entitles it to a priority distribution (prior to any distributions on the common membership interest) equal to approximately 80% of the cash flows of Buyer LLC’s interest in the Ezlyn Joint Venture (the “Priority Distribution”). In addition, upon (a) the sale of Buyer LLC’s interest in the Ezlyn Joint Venture, (b) the sale by the Ezlyn Joint Venture of the Ezlyn Property or (c) any refinancing of the Ezlyn Property, Buyer LLC will be required to use the proceeds from such sale or refinancing to redeem (in full or part), the Company’s preferred membership interest at a price equal to the liquidation preference plus an amount equal to any accrued and unpaid Priority Distribution to, but excluding, the date of redemption. The Company’s preferred membership interest has a perpetual term, subject to the Company’s right, beginning on November 30, 2024, to require Buyer LLC to purchase the Company’s preferred membership interest for a price equal to the liquidation preference, plus an amount equal to any accrued and unpaid Priority Distribution to, but excluding, the date of repurchase.

In addition, pursuant to the terms of the Ezlyn Purchase Agreement, beginning on January 2, 2022, the Ezlyn Manager will have the right, but not the obligation, to purchase the Company’s preferred membership interest in Buyer LLC for a price equal to the liquidation preference, plus an amount equal to any accrued and unpaid Priority Distribution to, but excluding, the date of purchase.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 relating to the Brookfield Line of Credit is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 relating to the Principal Place Acquisition is hereby incorporated by reference into this Item 3.02. Pursuant to the terms of the PP Contribution Agreement, the Company issued $25.0 million of Class E Shares to Brookfield. The offer and sale of shares to Brookfield is claimed to be exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

As previously disclosed, on July 14, 2021, in connection with the Adviser Transition, the Company’s board of directors increased the size of the board of directors from seven directors to 13 directors, and elected the following individuals to fill the six vacancies created by such increase, in each case effective as of the November 2, 2021:

Name	Age	Position
Brian W. Kingston	47	Chairman of the Board
Zachary B. Vaughan	43	Director
Lori-Ann Beausoleil	58	Independent Director
Richard W. Eaddy	59	Independent Director
Thomas F. Farley	65	Independent Director
Lis S. Wigmore	58	Independent Director

Biographical information with respect to each these individuals is set forth below.

Brian W. Kingston serves as the Company’s Chairman of the board of directors and has served as a Managing Partner and Chief Executive Officer of Brookfield’s Real Estate Group and Brookfield Property Partners L.P. since 2015. Mr. Kingston joined Brookfield in 2001. Under his leadership, Brookfield has conducted a wide range of mergers and acquisitions, including investments in Forest City Realty Trust, Inc., General Growth Properties, Inc. and Canary Wharf Group plc. Mr. Kingston previously led Brookfield’s Australian business activities from 2001 to 2010, holding the positions of Chief Executive Officer of Brookfield Office Properties Australia, Chief Executive Officer of Prime Infrastructure and Chief Financial Officer of Multiplex. Mr. Kingston holds a Honors Bachelor of Commerce in from Queens University. Mr. Kingston is a valuable member of the Company’s board of directors because of his vast real estate experience, his history with Brookfield and his leadership of Brookfield’s Real Estate Group.

Zachary B. Vaughan serves as the Company’s Director and Chief Executive Officer and has served as a Managing Partner in Brookfield’s Real Estate Group since 2017 and oversees Brookfield’s open-ended real estate activities globally, including investments, portfolio management and new fund formation. Prior to that, he was Head of Europe, based in London, overseeing all of Brookfield’s real estate activities in the region. Mr. Vaughan joined Brookfield in 2012 and has been involved in numerous mergers and acquisitions, including investments in Thayer Lodging Group, Inc., Center Parcs UK, Gazeley, Student Roost, MPG Office Trust, Inc., Associated Estates Realty Corporation and the Interhotels Group. Prior to joining Brookfield, Mr. Vaughan worked at Canada Pension Plan Investment Board (CPPIB) and Reichmann International as Director of Acquisitions. Mr. Vaughan holds a B.A. in Honors Economics from The University of Western Ontario. Mr. Vaughan is a valuable member of the Company’s board of directors because of his extensive real estate and investment experience, his history with Brookfield and his leadership of Brookfield’s Real Estate Group.

Lori Ann Beausoleil serves as one of the Company’s independent directors and has served as a member of the board of trustees of Canadian Apartment Properties Real Estate Investment Trust (TSX: CAR.UN), WPT Industrial Real Estate Investment Trust (TSX: WIR.U; WIR.UN); and Slate Office REIT (TSX: SOT.UN) since June 2021, February 2021 and January 2021, respectively. Ms. Beausoleil brings over 35 years of financial and real estate experience and is a member of the Canadian Chartered Professional Accountants and the Chartered Professional Accountants of Ontario. From 1999 to 2021, Ms. Beausoleil was a Partner at PricewaterhouseCoopers Canada, where she was a National Leader of the Compliance, Ethics and Governance practice and a Real Estate Advisory Partner, also previously served as the Canadian Real Estate leader and the firm’s Chief Diversity and Inclusion Officer. Ms. Beausoleil is a member of the board of directors and chair of the audit committee of a charitable organization, Black Opportunity Fund. Ms. Beausoleil holds a Bachelor of Commerce from the University of Toronto. Ms. Beausoleil is a valuable member of the Company’s board of directors because of her significant experience in the real estate industry, including having served as both an executive officer and a member of the board of directors of other public REITs, as well as her extensive experience with accounting and financial reporting matters.

Richard W. Eaddy serves as one of the Company’s independent directors and has served as a Senior Managing Director at Savills plc (LSE: SVS) in its brokerage/advisory practice since July 2008. Mr. Eaddy has over 30 years of experience in real estate, and ten of those years he spent holding full-time state and city-appointed government offices, including serving as project manager for the Grand Central Terminal redevelopment from 1992 to 1996, Executive Director and Chief Executive Officer of Harlem CDC from 1996 to 1998, and Deputy Borough President of the Bronx from 1998 to 2001. In addition, he has held numerous positions in the private and nonprofit sectors, managing commercial projects and initiatives throughout New York City and has been involved with various real estate projects throughout the city. Mr. Eaddy currently serves as a member of the NYC Planning Commission and serves on the board of numerous civic and philanthropic organizations, including the Skyscraper Museum, the Community Service Society of New York, the Bowery Residents’ Committee and Madison Square Boys and Girls Club. In addition, Mr. Eaddy is a member of the Real Estate Board of New York (“REBNY”) and was a co-recipient of

REBNY’s 2021 Edward S. Gordon Memorial Award for Most Ingenious Deal of the Year. Mr. Eaddy holds M.S. in Real Estate Development from Columbia University and a B.A. in Social Studies and Theater from Wesleyan University. Mr. Eaddy is a valuable member of the Company’s board of directors and has a unique insight into its investment activities because of his extensive experience in the real estate industry.

Thomas F. Farley serves as one of the Company’s independent directors and is a corporate director with over 40 years of real estate industry experience. He has served as chair of the board of trustees of Slate Office REIT (TSX: SOT.UN) since January 2021 and as a member of its board of trustees since June 2017. Mr. Farley has also served as a member of the board of trustees of Slate Grocery REIT (TSX: SGR.UN; SGR.U) since 2014, and as chair of its board of trustees from 2014 to 2020. Prior to these positions, Mr. Farley was chair of the board of directors of Brookfield Canada Office Properties and President and Global Chief Operating Officer of Brookfield Office Properties from 2010 to 2014. Further, he served as chair of the board of directors of Brookfield Johnson Controls from 2003 to 2014. Mr. Farley received a Certificate in Real Estate Finance (CRF) designation from the Real Estate Institute of Canada, he completed the executive management program of the American Management Institute and holds a B.A. from the University of Victoria. Mr. Farley is a valuable member of the Company’s board of directors because of his significant experience in the real estate industry and his experience as a member of the board of directors of several other public REITs.

Lis S. Wigmore serves as one of the Company’s independent directors and has served as a member of the board of directors, chair of the governance and compensation committees, and a member of the investment committee of Artis Real Estate Investment Trust (TSX: AX.UN) since 2020. She served as the chair of governance at Pinchin Ltd. from 2018 to 2021, and served as a member of the board of directors of Pure Industrial Real Estate Trust from 2017 to 2018, Invesque Inc from 2018 to 2019, and Fred Victor from 2013 to 2019. She was also Chief Operating Officer of IPC US Real Estate Investment Trust from 2001 to 2007. Ms. Wigmore holds a M.B.A. from York University (Schulich), a C.Dir. from DeGroote School of Business and Certificate in Cyber-Risk from the Software Institute at Carnegie Mellon University. Ms. Wigmore is a valuable member of the Company’s board of directors because of her more than 30 years of real estate experience.

Messrs. Kingston and Vaughan are affiliates of Brookfield and therefore may be deemed to have indirect interests in the transactions described in Item 1.01 of this Current Report.

Indemnification Agreements with Independent Directors

In connection with the appointments of the new independent directors, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with each of Mses. Beausoleil and Wigmore and Messrs. Eaddy and Farley (the “Indemnitee”). The Indemnification Agreement provides that, subject to certain limitations set forth therein, the Company will indemnify the Indemnitee to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of the Indemnitee’s service in his or her role as a director of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to the Indemnitee in connection with proceedings covered by the Indemnification Agreement.

Subject to certain limitations set forth therein, the Indemnification Agreement places limitations on the indemnification of the Indemnitee to the extent the Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitee in any proceeding that may give rise to indemnification under the Indemnification Agreement.

The description of the Indemnification Agreement in this Current Report is a summary and is qualified in its entirety by the full terms of the Form of Indemnification Agreement, which the Company filed as Exhibit 10.4 to its Registration Statement on Form S-11 filed with the SEC on April 12, 2018.

Resignation of Officers and Certain Directors

As previously disclosed, in connection with the Adviser Transition, on or about July 14, 2021, each existing director of the Company tendered his/her resignation and certain existing officers of the Company were removed, in each case, effective as of November 2, 2021. The Company would like to thank each resigning director and removed officer for their significant contributions.

Appointment of New Officers

On November 2, 2021, the Company’s board of directors appointed Zachary B. Vaughan to serve as the Company’s Chief Executive Officer, Manish H. Desai to serve as the Company’s President and Chief Operating Officer and Dana E. Petitto to serve as the Company’s Chief Financial Officer, in each case, effective immediately. Biographical information for Mr. Vaughan is set forth above and for Mr. Desai and Ms. Petitto are set forth below.

Manish H. Desai has served as the Company’s President since July 2017 and has served as the Company’s Chief Operating Officer since November 2021. He previously served as a member of the Company’s board of directors from February 2018 until November 2021. Mr. Desai has also served as a Managing Director of Oaktree since 2014. Mr. Desai joined Oaktree in 2004 and has been involved in the investment and management of its real estate funds. As a Managing Director, his responsibilities include acquisitions, dispositions, financings and re-financings, asset management, development and redevelopment of all property types, with a primary focus on corporate transactions. He has worked with a number of Oaktree’s real estate portfolio companies and has served on the board of directors of STORE Capital Corp. and International Market Centers, Inc. (both specialty REITs). Prior to joining Oaktree, Mr. Desai served as an analyst for Morgan Stanley’s real estate investment strategies from 2001 to 2003, where he was involved in a number of advisory assignments, including the spin-off and restructuring of Fairmont Hotels, as well as the evaluation of numerous properties and portfolios for acquisition. Mr. Desai holds a B.A. in Public Policy with a secondary major in Economics from Stanford University.

Dana E. Petitto has served as the Company’s Chief Financial Officer since November 2021, and has served as a Managing Director of Finance in Brookfield’s Real Estate Group since 2018, where she is responsible for consolidation and reporting of the results and performance of Brookfield Property Partners L.P. Ms. Petitto joined Brookfield in 2005 and has held numerous roles across the organization during her tenure. She was initially Assistant Controller for Brookfield Office Properties, followed by Vice President and Controller and then Senior Vice President, Finance, before moving to Brookfield Property Partners L.P. in 2013, where she served as Senior Vice President, Finance until 2018. Prior to joining Brookfield, Ms. Petitto was a manager in the corporate finance department of Bristol-Myers Squibb Company from 2003 to 2005, following three years in the audit group at KPMG LLP. Ms. Petitto holds a B.S. in Accounting from the A.B. Freeman School of Business at Tulane University.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Articles of Amendment

On November 2, 2021, the Company filed Second Articles of Amendment with the State Department of Assessments and Taxation of Maryland (the “SDAT”) to change its corporate legal name from “Oaktree Real Estate Income Trust, Inc.” to “Brookfield Real Estate Income Trust Inc.” (the “Second Articles of Amendment”). A copy of the Second Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Articles Supplementary

On November 2, 2021, the Company filed Articles Supplementary (the “Articles Supplementary”) with the SDAT establishing and fixing the rights and preferences of the Company’s Class E common stock, par value $0.01 per share (the “Class E Shares”). A copy of the Articles Supplementary is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Certificate of Correction

On November 2, 2021, the Company filed a Certificate of Correction (the “Certificate of Correction”) with the SDAT related to the Articles Supplementary for the Company’s Class C common stock correcting language relating to the conversion of shares of Class C common stock. A copy of the Certificate of Correction is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 8.01. Other Events.

On November 2, 2021, the Company issued a press release announcing the completion of the Adviser Transition. A copy of the press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.

On November 2, 2021, the Company’s board of directors amended its share repurchase plan (the “Share Repurchase Plan”) to, among other things, to modify (i) price at which shares that have not been outstanding for at least one year will be repurchased from 95% to 98% of the transaction price (an “Early Repurchase Deduction”) and (ii) the circumstances under which the Company may waive the Early Repurchase Deduction.

The foregoing description is a summary of terms of the Share Repurchase Plan and does not purport to be complete. The foregoing description is qualified in its entirety by reference to the full text of the Share Repurchase Plan, which is included as Exhibit 4.1 to this Current Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of the Brookfield Portfolio required to be filed pursuant to Rule 3-14 of Regulation S-X are incorporated herein by reference to the financial information under the heading “S-X 3-14 Financial Statements of Acquired Brookfield Portfolio” included in the Company’s Registration Statement relating to the Follow-on Offering.

(b) Pro Forma Financial Information.

The pro forma financial information of the Company required to be filed in connection with the acquisitions and dispositions described in Item 2.01 in this Current Report are incorporated herein by reference to the financial information under the heading “Pro Forma Condensed Consolidated Financial Statements of Brookfield Real Estate Income Trust Inc. (Unaudited)” included in the Company’s Registration Statement relating to the Follow-on Offering.

(d) Exhibits.

Exhibit Number	Description

1.1	Dealer Manager Agreement, dated November 2, 2021, by and between Brookfield Real Estate Income Trust Inc. and Brookfield Oaktree Wealth Solutions LLC

3.1	Second Articles of Amendment of Brookfield Real Estate Income Trust Inc.

3.2	Articles Supplementary of Brookfield Real Estate Income Trust Inc.

3.3	Certificate of Correction to Brookfield Real Estate Income Trust Inc.’s Articles Supplementary

4.1	Share Repurchase Plan

10.1	Advisory Agreement, dated November 2, 2021, by and among Brookfield Real Estate Income Trust Inc., Brookfield REIT Operating Partnership L.P. and Brookfield REIT Adviser LLC

10.2	Amended and Restated Limited Partnership Agreement of Brookfield REIT Operating Partnership L.P.

10.3*	Option Investments Sub-Advisory Agreement, dated November 2, 2021, by and among Brookfield Real Estate Income Trust Inc., Brookfield REIT Operating Partnership L.P., Brookfield REIT Adviser LLC and Oaktree Fund Advisors, LLC

10.4	Option Investments Purchase Agreement, dated November 2, 2021, by and among Brookfield Real Estate Income Trust Inc., Brookfield REIT Operating Partnership L.P., Brookfield REIT Adviser LLC, and Oaktree Fund Advisors, LLC

10.5	Trademark License Agreement, dated November 2, 2021, by and between Brookfield Office Properties Inc. and Brookfield Real Estate Income Trust Inc.

10.6	Uncommitted Unsecured Line of Credit, dated November 2, 2021, by and between Brookfield US Holdings Inc. and Brookfield REIT Operating Partnership L.P.

10.7	Contribution Agreement, dated November 2, 2021, by and among BUSI II-C L.P., Brookfield REIT Operating Partnership L.P. and Brookfield Real Estate Income Trust Inc.

10.8	Contribution Agreement, dated November 2, 2021, by and among BOP Nest Domain JV LLC, BOP Nest Domain LLC, BOP Nest Nashville JV LLC, BOP Nest Nashville LLC and Brookfield REIT Operating Partnership L.P.

99.1	Press Release, dated November 3, 2021.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2021

BROOKFIELD REAL ESTATE INCOME TRUST INC.

By:	/s/ Zachary B. Vaughan
	Name:	Zachary B. Vaughan
	Title:	Chief Executive Officer